EXHIBIT 10.12.1
SCHEDULE OF SIGNATORIES TO DIRECTOR
INDEMNIFICATION AGREEMENTS

1. Betty R. Johnson

2. William E. Waltz Jr.

3. A. Mark Zeffiro

4. Jeri L. Isbell

5. Wilbert W. James Jr

6. Michael V. Schrock

7. Justin A. Kershaw

8. Scott H. Muse

9. William R. VanArsdale